EXHIBIT 10.34

GUARANTEE FEE, REIMBURSEMENT AND INDEMNIFICATION AGREEMENT

This GUARANTEE FEE, REIMBURSEMENT AGREEMENT AND INDEMNIFICATION AGREEMENT (as amended from time to time, this “Agreement”), dated as of March 16, 2007, is made and entered into by and between MEDICAL SOLUTIONS MANAGEMENT INC., a corporation organized and existing under the laws of the State of Nevada (the “MSMI”), OrthoSupply Management, Inc., a Delaware corporation (the “Guarantor”) and VICIS CAPITAL MASTER FUND, a sub-trust of Vicis Capital Series Master Trust, a unit trust organized and existing under the laws of the Cayman Islands (the “Fund”).

WITNESSETH:

WHEREAS, pursuant to a Revolving Line of Credit Agreement dated as of March 16, 2007, (the “Credit Agreement”) by and between MSMI and Sovereign Bank (the “Bank”), the Bank will make loans to MSMI in the aggregate maximum principal amount of $1,500,000 (One Million Five Hundred Thousand and 00/100 Dollars) (the “Loan”); and

WHEREAS, to provide additional credit support to the Bank for the payment of MSMI’s obligations under the Credit Agreement, MSMI has caused Custodial Trust Company (“CTC”), a bank and trust company organized and existing under the laws of the State of New Jersey, to issue Irrevocable Standby Letter of Credit No. 0034 in the maximum drawing amount of $1,530,000 in favor of the Bank (“L/C”) and has entered into the Letter of Credit Reimbursement, Guarantee, Security and Pledge Agreement dated as of March 16, 2007, with CST and the Fund (“L/C Agreement”); and

WHEREAS, to provide additional security for the payment of MSMI’s obligations under the L/C Agreement to CTC, CTC has required the Fund to deposit cash and/or securities (the “Collateral”) with CTC and enter into the L/C Agreement; and

WHEREAS, in consideration of the execution by the Fund of the L/C Agreement, MSMI will issue to the Fund warrants, in the form attached hereto as Exhibit A, to purchase an aggregate of 3,060,000 shares of Common Stock (the “Warrant Shares”) with an exercise price of $1.00 per share, subject to adjustment therein, with a term of exercise of five (5) years (the “Warrants”); and

WHEREAS, the Fund is willing to deposit the Collateral and enter into the L/C Agreement, subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

ISSUANCE OF WARRANTS.

Section 1.1 Issuance of Warrants. In consideration of the execution by the Fund of the L/C Agreement, MSMI shall issue the Warrants to the Fund, at the closing of the transactions contemplated hereby (the “Closing”).

Section 1.2 Closing. The Closing shall be deemed to occur at the offices of Midtown Partners & Co., LLC, 257 Park Avenue South, 12th Floor, New York, NY 10010 at 5:00 p.m. EDT on March 16, 2007 or at such other place, date or time as mutually agreeable to the parties (the “Closing Date”).

Section 1.3 Closing Matters. On the Closing Date, subject to the terms and conditions hereof, MSMI will deliver to the Fund a warrant certificate, in the form attached hereto as Exhibit A, registered in the Fund’s name exercisable for 3,060,000 Warrant Shares.

ARTICLE II

REIMBURSEMENT OBLIGATIONS; SECURITY; OBLIGATIONS ABSOLUTE

Section 2.1 Reimbursement to the Fund.

(a) Reimbursement to the Fund. To provide additional security for the payment of MSMI’s obligations under the L/C Agreement to CTC, the Fund has agreed to enter into the L/C Agreement and deposit Collateral with CTC pursuant to the L/C Agreement. In the event the Fund pays any amounts in respect of its obligations under the L/C Agreement or any of the Collateral of the Fund is foreclosed, seized, reduced, debited, or otherwise taken (referred to herein as a “Reimbursable Event”), MSMI shall immediately, on the same business day as the Reimbursable Event, reimburse for the amount paid or the Value of the Collateral (as defined in Section 2.1(e) below) taken in cash by wire transfer of immediately available funds (all obligations of MSMI under this Section 2.1(a) being referred to herein as the “Reimbursement Obligations”).

(b) If MSMI fails to pay, in full, the Reimbursement Obligations, on the date due interest shall accrue on any and all such amounts at an interest rate of fifteen percent (15%) per annum (the “Default Rate”), commencing the day after such amounts first became due until payment in full, and MSMI hereby agrees to pay such accrued interest to the Fund upon demand.

(c) In addition, upon the occurrence of a Reimbursable Event for which MSMI does not reimburse the Fund as required pursuant to Section 2.1(a) hereof, MSMI will immediately issue to the Fund warrants with an exercise price of $1.00 per share, subject to adjustment therein, with a term of exercise of five (5) years and otherwise in the form attached hereto as Exhibit A (the “Additional Warrants”), and entitling the holder to purchase that number of shares of Common Stock equal to the Value of the Collateral taken multiplied by two (2) (the “Additional Warrant Shares”). For example, if the Value of the Collateral taken is $540,000, then the Additional Warrants shall be exercisable for 1,080,0000 shares of Common Stock. The “Additional Warrants” and the “Warrants” are referred to together herein as the “Securities.”

(d) In no event whatsoever shall the interest rate and other charges charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction, in a final determination, deems applicable hereto. In the event that a court of competent jurisdiction determines, in a final determination, that the Fund has received interest and other charges hereunder in excess of such highest rate, the Fund shall promptly refund such excess amount to MSMI, and the provisions hereof shall be deemed amended to provide for such permissible rate.

(e) If and for so long as any securities (including securities included in the Collateral) are listed on a national securities exchange in the United States of America, “Value of the Collateral” shall be determined for all purposes under this Agreement by the last sales price for such securities on any such exchange on the Business Day immediately preceding the date of determination or, if there was no sale on that Business Day, by the last sales price for such securities on the immediately preceding Business Day on which there was a sale thereof on any such exchange, all as quoted on the “consolidated tape” of the New York Stock Exchange or, if not quoted on such “consolidated tape”, then as quoted by any such exchange. The “Value of the Collateral” of any other item of Collateral, and of securities if they are not listed on any such exchange, shall be determined by the Fund for all purposes (i) based upon the prices bid (on the Business Day immediately preceding the date of determination) by banks and broker/dealers which regularly quote prices on property of the same type as such item of Collateral, or (ii) if no such quotations are available for such Business Day, based upon such factors as the Fund, in its sole and reasonable judgment, shall determine. The “Value of the Collateral”, in the case of interest-bearing Collateral, shall include accrued interest to the date on which such Value is determined. Each determination of Market Value by the Fund shall be conclusive and binding on MSMI in the absence of manifest error.

Section 2.2 Form and Place of Payments; Computation of Interest. All payments by MSMI to the Fund hereunder shall be made in lawful currency of the United States and in immediately available funds on the date such payment is due, at such address in the United States of America as the fund shall from time to time indicate to MSMI, in U.S. dollars and in immediately available funds. Whenever any payment hereunder shall be due on a day which is not a business day, the date for payment thereof shall be extended to the next succeeding business day, and any interest payable thereof shall be payable for such extended time at the specified rate. All interest shall be computed on the basis of the actual number of days elapsed over a 360-day year and shall include the first day but exclude the last day of the relevant period.

Section 2.3 Secured Obligations; Pledge Agreement.

(a) All Reimbursement Obligations, all interest accrued thereon and all other amounts from time to time payable by MSMI hereunder, and the performance by MSMI of all its obligations and covenants hereunder, are subject to, and secured pursuant to, the Security Agreement dated June 28, 2006, by and between MSMI and the Fund.

(b) All Reimbursement Obligations, all interest accrued thereon and all other amounts from time to time payable by MSMI hereunder, and the performance by MSMI of all its obligations and covenants hereunder, are subject to, and secured pursuant to, the Pledge Agreement dated June 28, 2006, by and between MSMI and the Fund.

Section 2.4 Guaranty and Guarantor’s Security Agreement.

(a) Guarantor hereby agrees and acknowledges that payment in full of all Reimbursement Obligations, all interest accrued thereon and all other amounts from time to time payable by MSMI hereunder, and the performance by MSMI of all its obligations and covenants hereunder, are subject to, and guaranteed by Guarantor pursuant to, the Guaranty dated June 28, 2006 by and between Guarantor and the Fund.

(b) Guarantor hereby agrees and acknowledges that Guarantor’s guaranty of payment of all Reimbursement Obligations, all interest accrued thereon and all other amounts from time to time payable by MSMI hereunder, and the performance by MSMI of all its obligations and covenants hereunder, are subject to, and secured pursuant to, the Security Agreement dated June 28, 2006, by and between Guarantor and the Fund.

Section 2.5 No Modification; Notice to Fund.

(a) Without prior written consent executed by the Fund, MSMI agrees not to: (a) renew, extend, accelerate, or change the time for payment of, or otherwise amend, modify or change the terms of, the Loan or the Credit Agreement if such amendment, modification or change could reasonably be expected to have a material adverse effect on the Fund’s rights and obligations under the L/C Agreement, (b) renew, compromise, extend, accelerate, change the time for payment of, or otherwise amend, modify or change the terms of, the L/C or L/C Agreement, (c) use the Loan for any purpose other than for working capital, (d) use the L/C for any purpose other than to support repayment of the Loan, and (e) permit the principal amount owed to the Bank under the Credit Agreement and the Loan to exceed $1,530,000.

(b) MSMI shall immediately provide notice, after becoming aware thereof, to the Fund if an event of default (as defined in the Credit Agreement), occurs, or of any demand for performance, notice of non-performance, protest, notice of protest, or notice of dishonor by the Bank under Credit Agreement or related documents. MSMI shall, within one (1) business day of receipt or delivery, as applicable, provide copies of all correspondence or other form of communication between the Bank and MSMI relating to the Credit Agreement and which is material to the Fund. MSMI shall permit the Fund to participate in all meetings (telephonic or otherwise) with the Bank (including meeting after an event of default (as defined in the Credit Agreement) and shall provide the Fund with as much advance notice of such meetings as is possible.

(c) Notwithstanding anything to the contrary herein, in the L/C Agreement, or any other agreement, MSMI hereby agrees and acknowledges that it has no claim or rights against the Fund under this Agreement or otherwise arising from or related to the Fund’s revocation, withdraw or repudiation of its guaranty, the Fund retaking the Collateral, the Fund’s refusal to deposit additional Collateral under the L/C Agreement, or the Fund’s default under the terms of the L/C Agreement.

Section 2.6 Obligations Absolute, Unconditional and Irrevocable; No Setoff. The obligations of MSMI under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof and thereof, under all circumstances whatsoever, irrespective of any of the following circumstances:

(a) any lack of validity or enforceability of this Agreement, the L/C Agreement, the Credit Agreement or any related documents;

(b) any amendment or waiver of or any consent to or departure from this Agreement, the L/C Agreement, the Credit Agreement or any related documents;

(c) the existence of any claim, setoff, defense or other rights which MSMI or any other person may have at any time against the Fund or any other person, whether in connection with this Agreement, the L/C Agreement or any related documents or any unrelated transaction;

(d) the existence of any claim, set off, defense or other rights which MSMI or any other person may have at any time against the Bank or CTI, whether in connection with this Agreement, the Loan, the Credit Agreement, the Collateral, the L/C Agreement or any unrelated transaction; and

(e) any other circumstance or happening whatsoever whether or not similar to any of the foregoing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF MSMI

MSMI and Guarantor hereby, jointly and severally, represent and warrant to the Fund as of the date of this Agreement as follows:

3.1 Organization and Qualification. MSMI is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has all requisite corporate power and authority to carry on its business as now conducted. MSMI is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of MSMI and Guarantor or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of MSMI or Guarantor to perform its obligations under the Transaction Documents (as hereinafter defined).

3.2 Subsidiaries. MSMI has no subsidiaries other than Guarantor and its indirect wholly-owned subsidiary, OrthoSupply Management, LLC, a Massachusetts limited liability company (the “LLC”). The LLC currently has no assets and is not currently conducting operations of any kind (business or otherwise), and since December 30, 2005, has not conducted any such operations. MSMI owns, directly or indirectly, all of the capital stock of Guarantor, consisting of 100 shares of common stock, free and clear of any and all Liens (as defined below), and all the issued and outstanding shares of capital stock of Guarantor are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. Guarantor is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has all requisite corporate power and authority to carry on its business as now conducted. Guarantor is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

3.3 No Violation. Neither MSMI nor any of its subsidiaries is in violation of: (a) any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents; or (b) any judgment, decree or order or any statute, ordinance, rule or regulation (including federal and state securities laws) applicable to MSMI or Guarantor, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect

3.4 Capitalization.

(a) As of the date hereof and without giving effect to the issuance of the Securities at closing as contemplated hereby, MSMI’s authorized capital stock consists of (1)100,000,000 shares of Common Stock, par value $.0001 per share, of which (A) 20,471,729 shares are outstanding and (B) 22,077,335 shares are reserved for issuance upon the exercise of all of the outstanding warrants, and (C) 9,661,088 shares are reserved for the issuance upon the conversion of all outstanding debentures and , and (2) 5,000,000 shares of preferred stock par value $.001 per share, of which no shares are outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued, are fully paid and nonassessable.

(b) Except as disclosed in MSMI’s reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the date hereof (the “SEC Documents”):

except pursuant to the Amended and Restated Investor Rights Agreement of MSMI dated as of June 28, 2006 (the “Investor Rights Agreement”), no holder of shares of MSMI’s capital stock has any preemptive rights or any other similar rights or has been granted or holds any liens or encumbrances suffered or permitted by MSMI;

there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of MSMI or Guarantor, or contracts, commitments, understandings or arrangements by which MSMI or Guarantor is or may become bound to issue additional shares of capital stock of MSMI or Guarantor or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of MSMI or Guarantor;

other than as expressly permitted hereunder, there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3.14 hereof) of MSMI or Guarantor or by which MSMI or Guarantor is or may become bound;

except for filings made by the Fund, there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with MSMI;

except for the Investor Rights Agreement, there are no agreements or arrangements under which MSMI or Guarantor is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended, (the “Securities Act”);

there are no outstanding securities or instruments of MSMI or Guarantor that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which MSMI or Guarantor is or may become bound to redeem a security of MSMI or Guarantor;

there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Securities (except for such warrants with respect to which waivers of anti-dilution rights are being obtained in connection herewith); and

MSMI does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

3.5 Issuance of Securities.

(a) The Warrants to be issued hereunder, and the Additional Warrants, if issued, are duly authorized and, upon payment and issuance in accordance with the terms hereof, shall be free from all taxes, Liens and charges with respect to the issuance thereof. As of the Closing, MSMI has authorized and reserved 3,060,000 shares of Common Stock for the issuance upon exercise of the Warrants and 3,060,000 shares of Common Stock for the issuance upon exercise of the Additional Warrants.

(b) All actions by the board of directors of MSMI (the “Board”), MSMI and its stockholders necessary for the valid issuance of the Warrants, the Warrant Shares upon exercise of the Warrants, the Additional Warrants, and the Additional Warrant Shares upon exercise of the Additional Warrants (if issued), has been taken.

(c) The Warrant Shares and the Additional Warrants Shares, when issued and paid for upon exercise of the Warrants or Additional Warrants, as applicable, will be validly issued, fully paid and nonassessable and free from all taxes, Liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of the Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Article IV hereof, the issuance by MSMI to the Fund of the Warrants and the Additional Warrants, if issued, is exempt from registration under the Securities Act.

3.6 Authorization; Enforcement; Validity. MSMI has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and the Warrants, and each of the other agreements or instruments entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the MSMI and the consummation by MSMI of the transactions contemplated hereby and thereby, including, without limitation, and the issuance of the Securities, have been duly authorized by the Board, and no further consent or authorization is required by MSMI, the Board or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by MSMI, and constitute the legal, valid and binding obligations of MSMI enforceable against MSMI in accordance with their respective terms, except (i) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy consideration.

3.7 Dilutive Effect. MSMI understands and acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance therewith is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of MSMI.

3.8 No Conflicts. The execution, delivery and performance of the Transaction Documents by MSMI and the consummation by MSMI of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance of the Warrant Shares and Additional Warrant Shares) will not (i) result in a violation of any articles or certificate of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock or bylaws of MSMI or Guarantor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which MSMI or Guarantor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to MSMI or Guarantor or by which any property or asset of MSMI or Guarantor is bound or affected, except in the case of clauses (ii) and (iii), for such breaches or defaults as would not be reasonably expected to have a Material Adverse Effect.

3.9 Governmental Consents. Except for the filing of a Form D with the SEC, and any filings (if any) required by applicable state securities laws, the registration of the Warrant Shares under the Securities Act for resale by the Fund, MSMI is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person (as hereinafter defined) in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which MSMI is required to obtain at or prior to the Closing pursuant to the preceding sentence have been obtained or effected. MSMI is unaware of any facts or circumstances which might prevent MSMI from obtaining or effecting any of the foregoing.

3.10 No General Solicitation. Neither MSMI, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

3.11 No Integrated Offering. None of MSMI, its subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by MSMI for purposes of the Securities Act or any applicable stockholder approval provisions.

3.12 Placement Agent’s Fees. No brokerage or finder’s fee or commission are or will be payable to any Person with respect to the transactions contemplated by this Agreement based upon arrangements made by MSMI or any of its affiliates. MSMI agrees that it shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by Fund) relating to or arising out of the transactions contemplated hereby. MSMI shall pay, and hold the Fund harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any claim for any such fees or commissions.

3.13 Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of MSMI, threatened against or affecting MSMI or Guarantor, the transactions contemplated by the Transaction Documents, the Common Stock or any of its subsidiaries or any of their respective current or former officers or directors in their capacities as such. To the knowledge of MSMI, there has not been within the past two (2) years, and there is not pending, any investigation by the SEC involving MSMI or any current or former director or officer of MSMI (in his or her capacity as such). The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by MSMI under the Securities Act within the past two (2) years.

3.14 Indebtedness and Other Contracts. Except as disclosed in the financial statements filed in the SEC Documents or as otherwise expressly permitted hereunder, neither MSMI nor Guarantor (a) has any outstanding Indebtedness (as defined below), (b) is a party to any contract, agreement or instrument, the violation of which, or default under, by any other party to such contract, agreement or instrument would result in a Material Adverse Effect, (c) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (d) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of MSMI’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, change, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

3.15 Financial Information; SEC Documents. Since December 31, 2005, MSMI has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act. As of their respective dates, the SEC Documents filed since December 31, 2005 complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of such SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of MSMI and the Guarantor included in such SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of MSMI and Guarantor as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of MSMI or the Guarantor to the Fund that is not included in the SEC Documents filed since December 31, 2005 contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

3.16 Absence of Certain Changes. Except as disclosed in the SEC Documents, since December 31, 2005, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of MSMI or its subsidiaries. Since December 31, 2005, MSMI or Guarantor has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $50,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000. MSMI has not taken any steps to seek protection pursuant to any bankruptcy law nor does MSMI have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. After giving effect to the transactions contemplated hereby to occur at the Closing, MSMI will not be Insolvent (as hereinafter defined). For purposes of this Agreement, “Insolvent” means (i) the present fair saleable value of MSMI’s assets is less than the amount required to pay MSMI’s total indebtedness, contingent or otherwise, (ii) MSMI is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) MSMI intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) MSMI has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

3.17 Foreign Corrupt Practices.

(a) Since December 31, 2005, neither MSMI, nor any director, officer, agent, employee or other Person acting on behalf of MSMI has, in the course of its actions (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(b) None of the subsidiaries of MSMI, nor any of their respective directors, officers, agents, employees or other Persons acting on behalf of such subsidiaries has, in the course of their respective actions (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.18 Transactions With Affiliates. None of the officers, directors or employees of MSMI is presently a party to any transaction with MSMI or Guarantor (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of MSMI, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

3.19 Insurance. MSMI and Guarantor are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of MSMI believes to be prudent and customary in the businesses in which MSMI and Guarantor are engaged. Neither MSMI nor Guarantor has been refused any insurance coverage sought or applied for and neither MSMI nor Guarantor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

3.20 Employee Relations. Neither MSMI nor Guarantor is a party to any collective bargaining agreement or employs any member of a union. No Executive Officer of MSMI (as defined in Rule 501(f) of the Securities Act) has notified MSMI that such officer intends to leave MSMI or otherwise terminate such officer’s employment with MSMI. No Executive Officer of MSMI, to the knowledge of MSMI, is, or is now, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject MSMI or Guarantor to any liability with respect to any of the foregoing matters. MSMI and Guarantor are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.21 Title. MSMI and Guarantor have good and marketable title to all personal property owned by them which is material to their respective business, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by MSMI and Guarantor. Any real property and facilities held under lease by MSMI and Guarantor are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by MSMI and Guarantor.

3.22 Intellectual Property Rights. Neither MSMI nor the Guarantor has any patents, trademarks, trade names, service marks copyrights, or registrations and applications therefor, trade secrets or any other intellectual property right.

3.23 Environmental Laws. MSMI and each of its subsidiaries (a) are in compliance with any and all Environmental Laws (as hereinafter defined), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

3.24 Tax Matters. MSMI and each of its subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (c) have set aside on its books reasonably adequate provision for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except where such failure would not have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of MSMI know of no basis for any such claim.

3.25 Sarbanes-Oxley Act. MSMI is in compliance with any and all requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof and applicable to it, and any and all rules and regulations promulgated by the SEC thereunder that are effective and applicable to it as of the date hereof, except where such noncompliance would not have a Material Adverse Effect.

3.26 FDA Compliance. MSMI and Guarantor, and the manufacture, marketing and sales of MSMI’s and Guarantor’s products, complies with any and all applicable requirements of the Federal Food, Drug and Cosmetic Act, any rules and regulations of the Food and Drug Administration promulgated thereunder, and any similar laws outside of the United States to which MSMI is subject, except where such noncompliance would not have a Material Adverse Effect.

3.27 Investment Company Status. MSMI is not, and immediately after receipt of payment for the Securities will not be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act.

3.28 Material Contracts. Each contract of MSMI that involves expenditures or receipts in excess of $100,000 (each an “Applicable Contract”) is in full force and effect and is valid and enforceable in accordance with its terms. MSMI is and has been in full compliance with all applicable terms and requirements of each Applicable Contract and no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of, or give MSMI or any other entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Applicable Contract. MSMI has not given or received from any other entity any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Applicable Contract.

3.29 Inventory. All inventory of MSMI consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been or will be written off or written down to net realizable value on the unaudited consolidated balance sheet of MSMI and its Subsidiaries as of September 30, 2006. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of MSMI.

3.30 Disclosure. MSMI confirms that neither it nor any other Person acting on its behalf has provided the Fund or its agents or counsel with any information that constitutes or might constitute material, nonpublic information that has not been disclosed in the SEC Documents. MSMI understands and confirms that the Fund will rely on the foregoing representations in effecting transactions in securities of MSMI. All disclosure provided to Fund regarding MSMI, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of MSMI are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE FUND

The Fund hereby represents and warrants to MSMI as of the date of this Agreement as follows:

4.1 Accredited Investor. The Fund acknowledges and agrees that (i) the offering and sale of the Securities are intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder, (ii) the Securities have not been registered under the Securities Act and (iii) MSMI has represented to the Fund (assuming the veracity of the representations of the Fund made herein) that the Securities have been offered and sold by MSMI in reliance upon an exemption from registration provided in Section 4(2) of the Securities Act and Regulation D thereunder. In accordance therewith and in furtherance thereof, the Fund represents and warrants to and agrees with MSMI that it is an accredited investor (as defined in Rule 501 promulgated under the Securities Act).

4.2 No Distribution. The Fund hereby represents and warrants that the Fund is acquiring the Securities hereunder for its own account for investment and not with a view to distribution, and with no present intention of distributing the Securities or selling the Securities for distribution. The Fund understands that the Securities are being sold to the Fund in a transaction which is exempt from the registration requirements of the Securities Act. Accordingly, the Fund acknowledges that it has been advised that the Securities have not been registered under the Securities Act and are being sold by MSMI in reliance upon the veracity of the Fund’s representations contained herein and upon the exemption from the registration requirements provided by the Securities Act and the securities laws of all applicable states. The Fund’s acquisition of the Securities shall constitute a confirmation of the foregoing representation and warranty and understanding thereof.

4.3 Evaluation. The Fund has such knowledge and experience in financial and business matters as is required for evaluating the merits and risks of making this investment, and the Fund has received such information requested by the Fund concerning the business, management and financial affairs of MSMI in order to evaluate the merits and risks of making this investment. Further, the Fund acknowledges that the Fund has had the opportunity to ask questions of, and receive answers from, the officers of MSMI concerning the terms and conditions of this investment and to obtain information relating to the organization, operation and business of MSMI and of MSMI’s contracts, agreements and obligations or needed to verify the accuracy of any information contained herein or any other information about MSMI. Except as set forth in this Agreement, no representation or warranty is made by MSMI to induce the Fund to make this investment, and any representation or warranty not made herein or therein is specifically disclaimed and no information furnished to the Fund or the Fund’s advisor(s) in connection with the sale were in any way inconsistent with the information stated herein. The Fund further understands and acknowledges that no Person has been authorized by MSMI to make any representations or warranties concerning MSMI, including as to the accuracy or completeness of the information contained in this Agreement.

4.4 Investment Risks. The purchase of the Securities involves risks which the Fund has evaluated, and the Fund is able to bear the economic risk of the purchase of such Securities and the loss of its entire investment. The Fund is able to bear the substantial economic risk of the investment for an indefinite period of time, has no need for liquidity in such investment and can afford a complete loss of such investment. The Fund’s overall commitment to investments that are not readily marketable is not, and its acquisition of the Securities will not cause such overall commitment to become, disproportionate to its net worth and the Fund has adequate means of providing for its current needs and contingencies.

4.5 Accuracy of Representations. The Fund is making the foregoing representations and warranties with the intent that they may be relied upon by MSMI in determining the suitability of the sale of the Securities to the Fund for purposes of federal and state securities laws. Accordingly, the Fund represents and warrants that the information stated herein is true, accurate and complete.

4.6 Authorization; Enforceability. The individual signing below on behalf of the Fund hereby warrants and represents that he/she is authorized to execute this Agreement on behalf of the Fund. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action, if any, in respect thereof on the part of the Fund and no other proceedings on the part of the Fund are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Fund and constitutes a valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (whether applied in a proceeding in equity or at law)).

4.7 Resale; Certificate Legend. In entering into this Agreement and in purchasing the Securities, the Fund further acknowledges that:

(a) Neither the Securities nor any interest therein may be resold by the Fund in the absence of a registration under the Securities Act or an exemption from registration. In particular, the Fund is aware that all of the foregoing described Securities will be “restricted securities”, as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold pursuant to Rule 144, unless the conditions thereof are met. Other than as set forth in this Agreement and the Registration Rights Agreement, MSMI has no obligation to register any Securities purchased or issuable hereunder.

(b) The following legends (or similar language) shall be placed on the certificate(s) or other instruments evidencing the Securities:

THE SECURITIES REPRESENTED BY THIS [CERTIFICATE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) MSMI RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO MSMI, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

(c) MSMI may at any time place a stop transfer order on its transfer books against the Securities. Such stop order will be removed, and further transfer of the Securities will be permitted, upon an effective registration of the respective Securities, or the receipt by MSMI of an opinion of counsel satisfactory to MSMI that such further transfer may be effected pursuant to an applicable exemption from registration.

ARTICLE V

CONDITIONS TO CLOSING OF THE FUND

The obligation of the Fund to enter into the Agreement and acquire the Warrants at the Closing is subject to the fulfillment to the Fund’s satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived by the Fund:

5.1 Representations and Warranties Correct. The representations and warranties in Article III hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by MSMI on or prior to the Closing Date shall have been performed or complied with by MSMI in all material respects.

5.3 No Impediments. Neither MSMI nor any Fund shall be subject to any order, decree or injunction of a court or administrative agency of competent jurisdiction that prohibits the transactions contemplated hereby or would impose any material limitation on the ability of such Fund to exercise full rights of ownership of the Warrants. At the time of the Closing, the acquisition of the Warrants shall be legally permitted by all laws and regulations to which the Fund and MSMI are subject.

5.4 Other Agreements and Documents. MSMI or Guarantor, as applicable, shall have executed and delivered the following agreements and documents:

(a) The Warrants in the form of Exhibit A attached hereto;

(c) An amendment to the Financing Statements on Form UCC-1 with respect to all personal property and assets of MSMI;

(d) A Certificate of Good Standing from the state of incorporation of MSMI and Guarantor;

(e) A certificate of MSMI’s CEO, dated the Closing Date, certifying (i) the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement, (ii) the Board resolutions approving this Agreement and the transactions contemplated hereby, and (iii) other matters as the Fund shall reasonably request;

(f) A written waiver, in form and substance satisfactory to the Fund, from each person other than the Fund who has any of the following rights:

(i) any currently effective right of first refusal to acquire the Securities; or

(ii) any right to an anti-dilution adjustment of securities issued by MSMI that are held by such person that will be triggered as a result of the issuance of the Securities;

(g) All necessary consents or waivers, if any, from all parties to any other material agreements to which MSMI is a party or by which it is bound immediately prior to the Closing in order that the transactions contemplated hereby may be consummated and the business of MSMI may be conducted by MSMI after the Closing without adversely affecting MSMI;

(i) Reimbursement of expenses as set forth in Section 12.9 hereof.

5.5 Due Diligence Investigation. No fact shall have been discovered, whether or not reflected in the Schedules hereto, which in the Fund’s determination would make the consummation of the transactions contemplated by this Agreement not in the Fund’s best interests.

ARTICLE VII

AFFIRMATIVE COVENANTS

MSMI hereby covenants and agrees, so long as the Fund has Collateral securing the L/C, or a Reimbursable Obligation remains outstanding, as follows:

7.1 Maintenance of Corporate Existence. MSMI shall and shall cause its subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all material terms of licenses and other rights to use licenses, trademarks, trade names, service marks, copyrights, patents or processes owned or possessed by it and necessary to the conduct of its business.

7.2 Maintenance of Properties. MSMI shall and shall cause its subsidiaries to, keep each of its properties necessary to the conduct of its business in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and MSMI shall and shall its subsidiaries to at all times comply with each material provision of all leases to which it is a party or under which it occupies property.

7.3 Payment of Taxes. MSMI shall and shall cause its subsidiaries to, promptly pay and discharge, or cause to be paid and discharged when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, assets, property or business of MSMI and its subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall be contested timely and in good faith by appropriate proceedings, if MSMI or its subsidiaries shall have set aside on its books adequate reserves with respect thereto, and the failure to pay shall not be prejudicial in any material respect to the holders of the Securities, and provided, further, that MSMI or its subsidiaries will pay or cause to be paid any such tax, assessment, charge or levy forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

7.4 Payment of Indebtedness. MSMI shall and shall cause its subsidiaries to pay or cause to be paid all Indebtedness incident to the operations of MSMI or its subsidiaries (including, without limitation, claims or demands of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehousemen and landlords) which, if unpaid might become a lien (except for Permitted Liens) upon the assets or property of MSMI or its subsidiaries.

7.5 Maintenance of Insurance. MSMI shall and shall cause its subsidiaries to, keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by theft, fire, explosion and other risks customarily insured against by companies in the line of business of MSMI or its subsidiaries, in amounts sufficient to prevent MSMI and its subsidiaries from becoming a co-insurer of the property insured; and MSMI shall and shall cause its subsidiaries to maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated or as may be required by law, including, without limitation, general liability, fire and business interruption insurance, and product liability insurance as may be required pursuant to any license agreement to which MSMI or its subsidiaries is a party or by which it is bound.

7.6 Notice of Adverse Change. Subject to Section 2.5 above, MSMI shall promptly give notice to all holders of any Securities (but in any event within seven (7) days) after becoming aware of the existence of any condition or event which constitutes, or the occurrence of, any of the following:

(a) any Event of Default (as hereinafter defined);

(b) any other event of noncompliance by MSMI or its subsidiaries under this Agreement;

(c) the institution or threatening of institution of an action, suit or proceeding against MSMI or any subsidiary before any court, administrative agency or arbitrator, including, without limitation, any action of a foreign government or instrumentality, which, if adversely decided, could materially adversely affect the business, prospects, properties, financial condition or results of operations of MSMI and its subsidiaries, taken as a whole whether or not arising in the ordinary course of business; or

(d) any information relating to MSMI or any subsidiary which could reasonably be expected to materially and adversely affect the assets, property, business or condition (financial or otherwise) of MSMI or its ability to perform the terms of this Agreement. Any notice given under this Section 7.6 shall specify the nature and period of existence of the condition, event, information, development or circumstance, the anticipated effect thereof and what actions MSMI has taken and/or proposes to take with respect thereto.

7.7 Compliance With Agreements. MSMI shall and shall cause its subsidiaries to comply in all material respects, with the terms and conditions of all material agreements, commitments or instruments to which MSMI or any of its subsidiaries is a party or by which it or they may be bound.

7.8 Compliance With Laws. MSMI shall and shall cause each of its subsidiaries to duly comply in all material respects with any material laws, ordinances, rules and regulations of any foreign, Federal, state or local government or any agency thereof, or any writ, order or decree, and conform to all valid requirements of governmental authorities relating to the conduct of their respective businesses, properties or assets, including, but not limited to, the requirements of the FDA Act, the Prescription Drug Marketing Act, the Control Substance Act, the Employee Retirement Income Security Act of 1978, the Environmental Protection Act, the Occupational Safety and Health Act, the Foreign Corrupt Practices Act and the rules and regulations of each of the agencies administering such acts.

7.9 Protection of Licenses, etc. MSMI shall and shall cause its subsidiaries to, maintain, defend and protect to the best of their ability licenses and sublicenses (and to the extent MSMI or a subsidiary is a licensee or sublicensee under any license or sublicense, as permitted by the license or sublicense agreement), trademarks, trade names, service marks, patents and applications therefor and other proprietary information owned or used by it or them and shall keep duplicate copies of any licenses, trademarks, service marks or patents owned or used by it, if any, at a secure place selected by MSMI.

7.10 Accounts and Records; Inspections.

(a) MSMI shall keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to the business and affairs of MSMI and its subsidiaries in accordance with generally accepted accounting principles applied on a consistent basis.

(b) MSMI shall permit each holder of any Securities or any of such holder’s officers, employees or representatives during regular business hours of MSMI, upon reasonable notice and as often as such holder may reasonably request, to visit and inspect the offices and properties of MSMI and its subsidiaries and to make extracts or copies of the books, accounts and records of MSMI or its subsidiaries at such holder’s expense.

(c) Nothing contained in this Section 7.10 shall be construed to limit any rights which a holder of any Securities may otherwise have with respect to the books and records of MSMI and its subsidiaries, to inspect its properties or to discuss its affairs, finances and accounts.

7.11 Maintenance of Office. MSMI will maintain its principal office at the address of MSMI set forth in Section 12.6 of this Agreement where notices, presentments and demands in respect of this Agreement and any of the Securities may be made upon MSMI, until such time as MSMI shall notify the holders of the Securities in writing, at least thirty (30) days prior thereto, of any change of location of such office.

7.12 Use of Proceeds. MSMI shall use all the proceeds received from the Loan solely for the purpose of working capital.

7.13 Payment of the Loan. MSMI shall pay the principal of and interest on the Loan in the time, the manner and the form provided therein.

7.14 SEC Reporting Requirements. MSMI shall comply with its reporting and filing obligations pursuant to Section 13 or 15(d) of the Exchange Act.

7.15 Further Assurances. From time to time MSMI shall execute and deliver to the Fund and the Fund shall execute and deliver to MSMI such other instruments, certificates, agreements and documents and take such other action and do all other things as may be reasonably requested by the other party in order to implement or effectuate the terms and provisions of this Agreement and any of the Securities.

ARTICLE VIII

NEGATIVE COVENANTS

MSMI hereby covenants and agrees, so long as the Fund has Collateral securing the L/C, or a Reimbursement Obligation remains outstanding, it will not (and not allow any of its subsidiaries to), directly or indirectly, without the prior written consent of the Fund, as follows:

8.1 Payment of Dividends; Stock Purchase. Declare or pay any cash dividends on, or make any distribution to the holders of, any shares of capital stock of MSMI, other than dividends or distributions payable in such capital stock, or purchase, redeem or otherwise acquire or retire for value any shares of capital stock of MSMI or warrants or rights to acquire such capital stock, other than in connection with repurchases upon the termination of employment of employee equityholders.

8.2 Stay, Extension and Usury Laws. At any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereinafter in force, which may affect the covenants or the performance under this Agreement, MSMI hereby expressly waiving all benefit or advantage of any such law, or by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Fund but will suffer and permit the execution of every such power as though no such law had been enacted.

8.3 Reclassification. Effect any reclassification, combination or reverse stock split of the Common Stock.

8.4 Liens. Except as otherwise provided in this Agreement, create, incur, assume or permit to exist any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of MSMI or any subsidiary under any conditional sale or other title retention agreement or any capital lease, upon or with respect to any property or asset of MSMI or any subsidiary (each a “Lien” and collectively, “Liens”), except that the foregoing restrictions shall not apply to:

(a) liens for taxes, assessments and other governmental charges, if payment thereof shall not at the time be required to be made, and provided such reserve as shall be required by generally accepted accounting principles consistently applied shall have been made therefor;

(b) liens of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehouseman and landlords or other like liens, incurred in the ordinary course of business for sums not then due or being contested in good faith, if an adverse decision in which contest would not materially affect the business of MSMI;

(c) liens securing indebtedness of MSMI or any subsidiaries which is in an aggregate principal amount not exceeding $250,000 and which liens are subordinate to liens on the same assets held by the Fund;

(d) statutory liens of landlords, statutory liens of banks and rights of set-off, and other liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made for any such contested amounts;

(e) liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(f) any attachment or judgment lien not constituting an Event of Default;

(g) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of MSMI or any of its subsidiaries;

(h) any (i) interest or title of a lessor or sublessor under any lease, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

(i) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k) liens in existence as of the date hereof securing Indebtedness permitted hereby;

(l) liens consisting of rights of setoff granted to the the Bank in the ordinary course of business under the Credit Agreement;

(m) liens securing obligations (other than obligations representing debt for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of MSMI and its subsidiaries; and

(n) the replacement, extension or renewal of any lien permitted by this Section 8.4 upon or in the same property theretofore subject or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the indebtedness secured thereby.

All of the Foregoing Liens described in subsections (a) – (n) above shall be referred to as “Permitted Liens”.

8.5 Indebtedness. Create, incur, assume, suffer, permit to exist, or guarantee, directly or indirectly, any Indebtedness, excluding, however, from the operation of this covenant:

(a) any indebtedness or the incurring, creating or assumption of any indebtedness secured by liens permitted by the provisions of Section 8.4(c) above;

(b) the endorsement of instruments for the purpose of deposit or collection in the ordinary course of business;

(c) indebtedness which may, from time to time be incurred or guaranteed by MSMI which in the aggregate principal amount does not exceed $250,000 and is subordinate to the indebtedness under this Agreement;

(d) indebtedness (i) to the Bank under the Credit Agreement and the other documents executed in connection therewith; (ii) to CTC under the L/C Agreement; (iii) existing on the date hereof; and (iv) under this Agreement:

(e) indebtedness relating to contingent obligations of MSMI and its subsidiaries under guaranties in the ordinary course of business of the obligations of suppliers, customers, and licensees of MSMI and its subsidiaries;

(f) indebtedness relating to loans from MSMI to its subsidiaries;

(g) indebtedness relating to capital leases in an amount not to exceed $500,000;

(h) accounts or notes payable arising out of the purchase of merchandise or services in the ordinary course of business; or

(i) indebtedness (if any) expressly permitted by, and in accordance with, the terms and conditions of this Agreement.

8.6 Liquidation or Sale. Sell, transfer, lease or otherwise dispose of 10% or more of its consolidated assets (as shown on the most recent financial statements of MSMI or the subsidiary, as the case may be) in any single transaction or series of related transactions (other than the sale of inventory in the ordinary course of business), or liquidate, dissolve, recapitalize or reorganize in any form of transaction, or acquire all or substantially all of the capital stock or assets of another business or entity.

8.7 Change of Control Transaction. Enter into a Change in Control Transaction. For purposes of this Agreement, “Change in Control Transaction” means, except with respect to acquisitions by MSMI in the normal course of business or in connection with the contemplated expansion of the Board to five persons, the occurrence of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of MSMI, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of MSMI (except that the acquisition of voting securities by the Fund shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the Board of MSMI which is not approved by a majority of those individuals who are members of the Board on the date hereof (or by those individuals who are serving as members of the Board on any date whose nomination to the Board was approved by a majority of the members of the Board who are members on the date hereof), (c) the merger or consolidation of MSMI or any subsidiary of MSMI in one or a series of related transactions with or into another entity (except in connection with a reincorporation merger involving MSMI or with respect to which MSMI is the survivor), or (d) the execution by MSMI of an agreement to which MSMI is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c).

8.8 Amendment of Charter Documents. Make any amendment to the articles of incorporation or by-laws of MSMI or any of its subsidiaries.

8.9 Loans and Advances. Except for loans and advances outstanding as of the Closing Date, directly or indirectly, make any advance or loan to, or guarantee any obligation of, any person, firm or entity, except for intercompany loans or advances and those provided for in this Agreement.

8.10 Transactions with Affiliates.

(a) Make any intercompany transfers of monies or other assets in any single transaction or series of transactions, except as otherwise permitted in this Agreement.

(b) Engage in any transaction with any of the officers, directors, employees or affiliates of MSMI or of its subsidiaries, except on terms no less favorable to MSMI or the subsidiary as could be obtained in an arm’s length transaction.

(c) Divert (or permit anyone to divert) any business or opportunity of MSMI or subsidiary to any other corporate or business entity.

8.11 Other Business. Enter into or engage, directly or indirectly, in any business other than the business currently conducted or proposed to be conducted as of the date of this Agreement by MSMI or any subsidiary.

8.12 Investments. Make any investments in, or purchase any stock, option, warrant, or other security or evidence of indebtedness of, any person or entity (exclusive of any subsidiary), other than obligations of the United States Government or certificates of deposit or other instruments maturing within one year from the date of purchase from financial institutions with capital in excess of $50 million.

ARTICLE IX

EVENTS OF DEFAULT

9.1 Events of Default. The occurrence and continuance of any of the following events shall constitute an event of default under this Agreement (each an “Event of Default” and, collectively, “Events of Default”):

(a) if MSMI shall default in the payment of (i) any part of any Reimbursement Obligation, when the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or (ii) the interest on any Reimbursement Obligation; when the same shall become due and payable; and in each case such default shall have continued without cure for ten (10) days after written notice (a “Default Notice”) is given to MSMI of such default;

(b) if MSMI shall default in the performance of any of the covenants contained in Articles VIII or IX hereof and such default shall have continued without cure for fifteen (15) days after a Default Notice is given to MSMI;

(c) if MSMI shall default in the performance of any other material agreement or covenant contained in this Agreement and such default shall not have been remedied to the satisfaction of the Fund within thirty-five (35) days after a Default Notice shall have been given to MSMI;

(d) if any representation or warranty made in this Agreement or in or any certificate delivered pursuant hereto shall prove to have been incorrect in any material respect when made;

(e) if any default shall occur under any indenture, mortgage, agreement, instrument or commitment evidencing or under which there is at the time outstanding any indebtedness of MSMI or a subsidiary, in excess of $100,000, or which results in such indebtedness, in an aggregate amount (with other defaulted indebtedness) in excess of $250,000 becoming due and payable prior to its due date and if such indenture or instrument so requires, the holder or holders thereof (or a trustee on their behalf) shall have declared such indebtedness due and payable;

(f) if any of MSMI or its subsidiaries shall default in the observance or performance of any term or provision of an agreement to which it is a party or by which it is bound, which default will have a Material Adverse Effect and such default is not waived or cured within the applicable grace period provided for in such agreement;

(g) if a final judgment which, either alone or together with other outstanding final judgments against MSMI and its subsidiaries, exceeds an aggregate of $250,000 shall be rendered against MSMI or any subsidiary and such judgment shall have continued undischarged or unstayed for thirty-five (35) days after entry thereof;

(h) if MSMI or any subsidiary shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts; or if MSMI or any subsidiary shall suffer a receiver or trustee for it or substantially all of its assets to be appointed, and, if appointed without its consent, not to be discharged or stayed within ninety (90) days; or if MSMI or any subsidiary shall suffer proceedings under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors to be instituted by or against it, and, if contested by it, not to be dismissed or stayed within ninety (90) days; or if MSMI or any subsidiary shall suffer any writ of attachment or execution or any similar process to be issued or levied against it or any significant part of its property which is not released, stayed, bonded or vacated within ninety (90) days after its issue or levy; or if MSMI or any subsidiary takes corporate action in furtherance of any of the aforesaid purposes or conditions; or

9.2 Remedies.

(a) Upon the occurrence and continuance of an Event of Default, the Fund may at any time (unless all defaults shall theretofore have been remedied) at its option, by written notice or notices to MSMI (i) declare the Reimbursement Obligations to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived; and (ii) declare any other amounts payable to the Fund under this Agreement or as contemplated hereby due and payable.

(b) Notwithstanding anything contained in Section 9.2(a), in the event that at any time after a Reimbursement Obligation shall so become due and payable and all of MSMI’s reimbursement obligation and interest thereon (with interest at the rate specified in this Agreement and, to the extent legally enforceable, on any interest overdue) shall be paid by or for the account of MSMI, then the Fund, by written notice or notices to MSMI, may (but shall not be obligated to) waive such Event of Default and its consequences and rescind or annul such declaration, but no such waiver shall extend to or affect any subsequent Event of Default or impair any right resulting therefrom, or affect the issuance of the Additional Warrants.

9.3 Other Remedies; Enforcement. In case any one or more Events of Default shall occur and be continuing, the Fund may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of a default in the payment of any obligation to the Fund, MSMI will pay to the Fund such further amount as shall be sufficient to cover the cost and the expenses of collection, including, without limitation, reasonable attorney’s fees, expenses and disbursements. No course of dealing and no delay on the part of the Fund in exercising any rights shall operate as a waiver thereof or otherwise prejudice the Fund’s rights. No right conferred hereby upon the Fund shall be exclusive of any other right referred to herein or therein or now available at law in equity, by statute or otherwise.

ARTICLE XI

INDEMNIFICATION

11.1 Indemnification by MSMI. MSMI agrees to defend, indemnify and hold harmless the Fund and shall reimburse the Fund for, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, “Losses”) directly or indirectly relating to, resulting from or arising out of any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation by or of MSMI contained herein or in any certificate, document, or instrument delivered to the Fund pursuant hereto.

11.2 Indemnification by the Fund. The Fund agrees to defend, indemnify and hold harmless MSMI and shall reimburse MSMI for, from and against all Losses directly or indirectly relating to, resulting from or arising out of any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation of the Fund contained herein or in any certificate, document or instrument delivered to MSMI pursuant hereto. Notwithstanding the foregoing, MSMI hereby agrees and acknowledges that it has no claim against the Fund under this Section 11.2 arising from or related to the Fund’s revocation, withdraw or repudiation of its guaranty, the Fund’s withdraw of Collateral, the Fund’s refusal to deposit additional Collateral under the L/C Agreement, or the Fund’s default under the terms of the L/C Agreement.

11.3 Procedure. The indemnified party shall promptly notify the indemnifying party of any claim, demand, action or proceeding for which indemnification will be sought under Sections 11.1 or 11.2 of this Agreement, and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, the Fund and MSMI shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party, which shall not be unreasonably withheld. If a firm written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and (ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement.

ARTICLE XII

MISCELLANEOUS

12.1 Governing Law. This Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Agreement were negotiated.

12.2 Survival. Except as specifically provided herein, the representations, warranties, covenants and agreements made herein shall survive the Closing.

12.3 Amendment. This Agreement may not be amended, discharged or terminated (or any provision hereof waived) without the written consent of MSMI and the Fund.

12.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon and enforceable by and against, the successors, assigns, heirs, executors and administrators of the parties hereto. The Fund may assign its rights hereunder (provided, that the Fund may not so assign any of such rights to any competitor of MSMI), and MSMI may not assign its rights or obligations hereunder without the consent of the Fund or any of its successors, assigns, heirs, executors and administrators.

12.5 Entire Agreement. This Agreement, the Transaction Documents and the other documents delivered pursuant hereto and simultaneously herewith constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

12.6 Notices, etc. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered either personally or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified, addressed as follows:

(a)	if to MSMI:

Medical Solutions Management Inc.

237 Cedar Hill Street

Marlboro MA 01752

Attn: Chief Executive Officer

with a copy to:

Andrew B. White, Esq.

Bingham McCutchen LLP

150 Federal Street

Boston, Massachusetts 02110

(b)	if to Fund:

Vicis Capital Master Fund

Tower 56, Suite 700

126 E. 56th Street, 7th Floor

New York, NY 10022

Attn: Shad Stastney

with a copy to:

Brent A. Jones, Esq.

Bush Ross, P.A.

220 S. Franklin St.

Tampa, Florida 33602

12.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Securities upon any breach or default of MSMI under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence, therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be, made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

12.8 Severability. The invalidity of any provision or portion of a provision of this Agreement shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

12.9 Expenses. MSMI shall bear its own expenses and legal fees incurred on its behalf with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement, and without requiring any documentation therefor, MSMI will reimburse the Fund for all fees and expenses incurred by the Fund with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement and the transactions contemplated hereby and due diligence conducted in connection therewith, including the fees and disbursements of counsel and auditors for the Fund. Such reimbursement shall be paid on the Closing Date.

12.10 Consent to Jurisdiction; Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED THE STATE AND COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTION DOCUMENTS. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY SUCH LEGAL PROCEEDING. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY CONSENTS TO SERVICE OF PROCESS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 12.6 AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE TO SERVICE OF PROCESS IN SUCH MANNER.

12.11 Titles and Subtitles. The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

12.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Securities Purchase Agreement, as of the day and year first above written.

COMPANY:

MEDICAL SOLUTIONS MANAGEMENT INC.

/s/ Brian Lesperance
Brian Lesperance Chief Executive Officer

FUND:

VICIS CAPITAL MASTER FUND, a sub-trust of Vicis Capital Series Master Trust

/s/ Shad Stastney
Shad Stastney

By: Caledonian Bank & Trust Limited, Trustee of Vicis Capital Series Master Trust

By:	/s/ Keith W. Hughes
Name: Keith W. Hughes Title: Chief Financial Officer, Vicis Capital, LLC

Exhibit A

Letter of Credit Reimbursement, Guarantee, Security and Pledge Agreement

THIS WARRANT OR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THAT CERTAIN LOCK-UP AND LEAK-OUT AGREEMENT, DATED AS OF JUNE 28, 2006, AS MAY BE AMENDED OR MODIFIED FROM TIME TO TIME, BY AND BETWEEN CHINA MEDIA NETWORKS INTERNATIONAL, INC. AND THE HOLDER.

SERIES CS WARRANT TO PURCHASE SHARES

OF COMMON STOCK

Warrant Number	CS-[ ]

Date of Grant	[ ]

Exercise Term	The purchase right represented by this Warrant is exercisable, in whole or in part, at any time after the earlier of (i) the date the Registration Statement on Form SB-2 (or an alternative available form if China Media Networks International, Inc. is not eligible to file a Form SB-2) covering the Warrant Shares is declared effective; or (ii) twelve (12) months from the Date of Grant (as hereinafter defined) (the “Initial Exercise Date”) and from time to time thereafter through and including the close of business on the date five (5) years from the Initial Exercise Date (the “Expiration Date”); provided, however, that in the event that any portion of this Warrant is unexercised as of the Expiration Date, the terms of Section 2(b) of this Warrant shall apply.
Name of Holder	[ ]

Right to Purchase the following number of shares of Common Stock of China Media Networks International, Inc. (subject to adjustment as provided herein)	[ ]

Warrant Price	$[ ]

China Media Networks International, Inc., a Nevada corporation (the “Company”), hereby certifies that, for value received, the “Holder” identified in the table above, or its registered assigns, is the registered holder of a warrant (the “Warrant”) to subscribe for and purchase the number of fully paid and nonassessable Common Stock set forth in the table above (as adjusted pursuant to Section 4 hereof, the “Warrant Shares”) of the Company, at a price per share equal to $[            ] (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the “Warrant Price”), subject to the provisions and upon the terms and conditions hereinafter set forth.

As used herein, (a) the term “Common Stock” shall mean the Company’s presently authorized Common Stock, par value $0.0001 per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged, (b) the term “Date of Grant” shall mean June 28, 2006, and (c) the term “Other Warrants” shall mean any warrant issued upon transfer or partial exercise of this Warrant. The term “Warrant” as used herein shall be deemed to include Other Warrants unless the context hereof or thereof clearly requires otherwise.

1. Term. The term of the purchase right represented by this Warrant as set forth in the table above.

2. Exercise; Expiration; Redemption; Call Right.

a. Method of Exercise; Payment; Issuance of New Warrant. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part and from time to time after the Initial Exercise Date, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised, a new Warrant representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder as soon as possible and in any event within such thirty (30)-day period.

b. Expiration. In the event that any portion of this Warrant is unexercised as of the Expiration Date, such portion of this Warrant shall automatically expire, and the Holder shall have no rights with respect to such unexercised portion of this Warrant.

c. Maximum. In no event shall the Holder be entitled to exercise any Warrant Shares to the extent that, after such exercise, the sum of the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrant Shares or any unexercised right held by the Holder subject to a similar limitation), would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise). For purposes of this Section 2(c), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. Nothing herein shall preclude the Holder from disposing of a sufficient number of other shares of Common Stock beneficially owned by the Holder so as to thereafter permit the continued exercise of this Warrant.

d. Call Right of the Company. The Company shall have the right, beginning twelve (12) months (the “Call Right Trigger Date”) after a registration statement on Form SB-2 (or an alternative available form if the Company is not eligible to file a Form SB-2) registering the Warrant Shares has been declared effective by the Securities and Exchange Commission (the “SEC”), to purchase all or any portion of the Warrant Shares issued or issuable hereunder, at a purchase price per Warrant Share of $[            ] (subject to proportionate adjustment in the event of any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Common Stock occurring after the date hereof). The Company shall exercise its call right hereunder by delivery to the Holder of written notice at any time and from time to time from and after the Call Right Trigger Date. Payment of the purchase price pursuant to the exercise by the Company of its call right hereunder shall be effected in immediately available funds on the date of consummation of the proposed purchase of Warrant Shares by the Company.

3. Stock Fully Paid; Reservation of Shares. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes (other than any taxes determined with respect to, or based upon, the income of the person to whom such shares are issued), liens and charges (other than liens or charges created by actions of the Holder or the person to whom such shares are issued), and pre-emptive rights with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

a. Reclassification or Merger. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the Holder a new Warrant (in form and substance satisfactory to the Holder), so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of the number of shares of Common Stock then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

b. Subdivision or Combination of Shares. If at any time while this Warrant remains outstanding and unexpired the Company shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

c. Stock Dividends. If at any time while this Warrant is outstanding and unexpired the Company shall pay a dividend with respect to Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend.

d. Rights Offerings. In case the Company shall, at any time after the Date of Grant, issue rights, options or warrants to the holders of equity securities of the Company, entitling them to subscribe for or purchase shares of Common Stock (or securities convertible or exchangeable into Common Stock) at a price per share of Common Stock (or having a conversion or exchange price per share of Common Stock if a security convertible or exchangeable into Common Stock) less than the Warrant Price in effect on the record date for such issuance (or the date of issuance, if there is no record date), the Warrant Price to be in effect on and after such record date (or issuance date, as the case may be) shall be reduced, concurrently with such issue, to a price equal to the consideration received per share in connection with the issuance of such Additional Shares of Common Stock. In case such purchase or subscription price may be paid in part or in whole in a form other than cash, the fair value of such consideration shall be determined by the Board of Directors of the Company (the “Board of Directors”) in good faith as set forth in a duly adopted board resolution certified by the Company’s Secretary or Assistant Secretary. Such adjustment shall be made successively whenever such an issuance occurs; and in the event that such rights, options, warrants, or convertible or exchangeable securities are not so issued or expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Warrant Price shall again be adjusted to be the Warrant Price that would then be in effect if such issuance had not occurred, provided however, the Company shall adjust the number of Warrant Shares issued upon any exercise of this Warrant after the adjustment required pursuant to this Section 4(d) but prior to the date such subsequent adjustment is made, in order to equitably reflect the fact that such rights, options, warrants, or convertible or exchangeable securities were not so issued or expired or ceased to be convertible or exchangeable before they were exercised, converted, or exchanged (as the case may be).

e. Other Issuances of Securities. In case the Company or any subsidiary of the Company shall, at any time after the Date of Grant, issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares, rights, options, warrants, or convertible or exchangeable securities or issued in any of the transactions described in Sections 4(a), 4(b), 4(c), or 4(d) above, (ii) shares issued upon the exercise of such rights, options or warrants or upon conversion or exchange of such convertible or exchangeable securities, and (iii) this Warrant and any shares issued upon exercise thereof), at a price per share of Common Stock (determined in the case of such rights, options, warrants, or convertible or exchangeable securities by dividing (x) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the total minimum consideration payable to the Company upon exercise, conversion, or exchange thereof by (y) the total maximum number of shares of Common Stock covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the Warrant Price in effect on the date of such issuance, then the Warrant Price shall be reduced, concurrently with such issue, to a price equal to the consideration received per share in connection with the issuance of such Additional Shares of Common Stock. For the purposes of such adjustment, the maximum number of shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum consideration or premium stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this Section 4(e), the Board of Directors shall determine, in good faith, the fair value of said property, and such determination shall be described in a duly adopted board resolution certified by the Company’s Secretary or Assistant Secretary. In case the Company shall sell and issue rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock together with one (1) or more other securities as a part of a unit at a price per unit, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this Section 4(e), the Board of Directors shall determine, in good faith, which determination shall be described in a duly adopted board resolution certified by the Company’s Secretary or Assistant Secretary, the fair value of the rights, options, warrants, or convertible or exchangeable securities then being sold as part of such unit. Such adjustment shall be made successively whenever such an issuance occurs, and in the event that such rights, options, warrants, or convertible or exchangeable securities expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Warrant Price shall again be adjusted to the Warrant Price that would then be in effect if such sale and issuance had not occurred, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of this Warrant prior to the date such subsequent adjustment is made.

f. Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

g. Determination of Fair Market Value. For purposes of this Warrant, “fair market value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean (i) if shares of Common Stock are traded on a national securities exchange (an “Exchange”), the weighted average of the closing sale price of a share of the Common Stock of the Company on the last five (5) trading days prior to the Determination Date reported on such Exchange as reported in The Wall Street Journal (weighted with respect to the trading volume with respect to each such day), (ii) if shares of Common Stock are not traded on an Exchange but trade in the over-the-counter market and such shares are quoted on the National Association of Securities Dealers Automated Quotations System (“NASDAQ”), the weighted average of the closing sale price of a share of the Common Stock of the Company on the last five (5) trading days prior to the Determination Date reported on NASDAQ as reported in The Wall Street Journal (weighted with respect to the trading volume with respect to each such day), (iii) if such shares are an issue for which last sale prices are not reported on NASDAQ, the average of the closing sale price, in each case on the last five (5) trading days (or if the relevant price or quotation did not exist on any of such days, the relevant price or quotation on the next preceding business day on which there was such a price or quotation) prior to the Determination Date as reported by the Over the Counter Bulletin Board (the “OTCBB”), the National Quotation Bureau, Incorporated, or any other successor organization, (iv) if no closing sales price is reported for the Common Stock by the OTCBB, National Quotation Bureau, Incorporated or any other successor organization for such day, the average of the high and low bid and asked price of any of the market makers for the Common Stock as reported on the OTCBB or in the “pink sheets” by the Pink Sheets, LLC on the last five (5) trading days, or (v) if no price can be determined on the basis of the above methods of valuation, then the judgment of valuation shall be determined in good faith by the Board of Directors, which determination shall be described in a duly adopted board resolution certified by the Company’s Secretary or Assistant Secretary. If the Board of Directors is unable to determine any Valuation (as defined below), or if the Holder disagrees with the Board of Directors’ determination of any Valuation by written notice delivered to the Company within five (5) business days after the determination thereof by the Board of Directors is communicated to the Holder, which notice specifies the Holder’s determination of such Valuation, then the Company and the Holder shall select a mutually acceptable investment banking firm of national reputation which has not had a material relationship with the Company or any officer of the Company within the preceding two (2) years, which shall determine such Valuation. Such investment banking firm’s determination of such Valuation shall be final, binding and conclusive on the Company and the Holder. Any and all costs and fees of such investment banking firm shall be borne equally by the Company and the Holder, however, if the

Valuation is within 90% of either party’s valuation, then the other party shall pay all of the costs and fees of such investment banking firm. For purposes of this Section 4(g), the term “Valuation” shall mean the determination, to be made initially by the Board of Directors, of the fair market value per share of Common Stock pursuant to clause (v) above.

h. Subsequent Changes. If, at any time after any adjustment of the Warrant Price shall have been made hereunder as the result of any issuance, sale or grant of any rights, options, warrants or convertible or exchangeable securities, any of such rights, options or warrants or the rights of conversion or exchange associated with such convertible or exchangeable securities shall expire by their terms or any of such rights, options, warrants or convertible or exchangeable securities shall be repurchased by the Company or a subsidiary of the Company for a consideration per underlying share of Common Stock not exceeding the amount of such consideration received by the Company in connection with the issuance, sale or grant of such rights, options, warrants or convertible or exchangeable securities, the Warrant Price then in effect shall forthwith be increased to the Warrant Price that would have been in effect if such expiring right, option or warrant or rights of conversion or exchange or such repurchased rights, options, warrants or convertible or exchangeable securities had never been issued. Similarly, if at any time after any such adjustment of the Warrant Price shall have been made pursuant to Section 4(e) above (i) any additional aggregate consideration is received or becomes receivable by the Company in connection with the issuance of exercise of such rights, options, warrants or convertible or exchangeable securities or (ii) there is a reduction in the conversion or exchange ratio applicable to such convertible or exchangeable securities so that fewer shares of Common Stock will be issuable upon the conversion or exchange thereof or there is a decrease in the number of shares of Common Stock issuable upon exercise of such rights, options or warrants (except where such reduction or decrease results from a combination of shares described in Section 4(b) above), the Warrant Price then in effect shall be forthwith readjusted to the Warrant Price that would have been in effect had such changes taken place at the time that such rights, options, warrants or convertible or exchangeable securities were initially issued, granted or sold. In no event shall any readjustment under this Section 4(h) affect the validity of any Warrant Shares issued upon any exercise of this Warrant prior to such readjustment.

i. Excluded Transactions. Notwithstanding the foregoing, Sections 4(d) or 4(e) above shall not apply to: (i) shares of Common Stock issued or deemed issued to employees or directors of, or consultants to, the Company or any of its subsidiaries pursuant to a plan, agreement, or arrangement approved by the Board of Directors; provided that, at the time of any such issuance under clause (i) above, the aggregate of such issuances under clause (i) in the then preceding 12 month period shall not exceed 3,000,000 shares of Common Stock of the Company (subject to equitable adjustment in the event a stock dividend, stock split, combination, reclassification, or other similar event affecting the Common Stock); provided, further that, the aggregate issuance after December 30, 2005 shall not, in any event, exceed 5,580,000 (subject to equitable adjustment in the event a stock dividend, stock split, combination, reclassification, or other similar event affecting the Common Stock); (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date hereof; (iii) shares of Common Stock issued in connection with any stock split or stock dividend of the Company; (iv) the issuance of shares of Common Stock in connection with a bona fide joint venture or business acquisition of or by the Company approved by the Board of Directors, whether by merger, consolidation, sale of assets, sale or exchange of stock, or otherwise; provided that, at the time of any such issuance under clause (iv) above, the aggregate of such issuances under clause (iv) in the preceding 12 month period shall not exceed 10% of the then outstanding Common Stock (assuming full conversion and exercise of all convertible and exercisable securities); (v) the issuance of shares of Common Stock upon conversion or exercise of the Series A Warrants, Series B Warrants, Series C Warrants and Series BD Warrants issued by the Company in connection with the prior merger of CMNW Acquisition Corp., a Nevada corporation, with and into OrthoSupply Management, Inc., a Delaware corporation (“OrthoSupply”), resulting in OrthoSupply becoming a wholly-owned subsidiary of the Company; and (vi) shares of capital stock of the Company issued in all equity financings of the Company occurring between December 30, 2005 and December 30, 2006 pursuant to which the aggregate gross proceeds of the Company in connection therewith do not exceed $1,000,000.

5. Notice of Adjustments. Whenever the Warrant Price or the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall deliver to the Holder a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment.

6. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value (as determined in accordance with Section 4(g) above) of a share of Common Stock on the date of exercise.

7. Compliance with Securities Act; Disposition of Warrant or Warrant Shares.

a. Compliance with Securities Act. The Holder, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that the Holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). Upon exercise of this Warrant, the Holder shall confirm in writing, by executing the form attached as Exhibit A hereto, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED DIRECTLY OR INDIRECTLY.”

In addition, in connection with the issuance of this Warrant, the Holder specifically represents to the Company by acceptance of this Warrant as follows:

(1) The Holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Holder has executed a confidentiality agreement and will hold all information governed by that agreement in accordance with the terms of such agreement. The Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act.

(2) The Holder understands that this Warrant and the Warrant Shares have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. In this connection, the Holder understands that, in the view of the SEC, the statutory basis for such exemption may be unavailable if the Holder’s representation was predicated solely upon a present intention to hold this Warrant and the Warrant Shares for the minimum capital gains period specified under applicable tax laws, for a deferred sale, for or until an increase or decrease in the market price of this Warrant and the Warrant Shares, or for a period of one (1) year or any other fixed period in the future.

(3) The Holder further understands that this Warrant and the Warrant Shares must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws, or unless exemptions from registration are otherwise available.

(4) The Holder is aware of the provisions of Rule 144 and 144A, promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: the availability of certain public information about the Company, the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

(5) The Holder further understands that at the time it wishes to sell this Warrant and the Warrant Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the Holder may be precluded from selling this Warrant and the Warrant Shares under Rule 144 and 144A even if the one (1)-year minimum holding period had been satisfied.

(6) The Holder further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and 144A is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 and 144A will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

b. Exchange. This Warrant may be exchanged, without payment of any service charge, for one (1) or more new Warrants of like tenor exercisable for the same aggregate number of shares of Common Stock upon surrender to the Company by the Holder in person or by legal representative or by attorney duly authorized in writing and, upon issuance of the new Warrant or Warrants, the surrendered Warrant shall be cancelled and disposed of by the Company.

c. Disposition of Warrant or Warrant Shares. With respect to any offer, sale or other disposition of this Warrant, or any Warrant Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Warrant Shares, the Holder and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act as then in effect or any federal or state law then in effect) of this Warrant or such Warrant Shares and indicating whether or not under the Securities Act certificates for this Warrant or such Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with applicable law. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 8(c) that the opinion of counsel for the holder is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly after such determination has been made and neither this Warrant nor any Warrant shall be sold or otherwise disposed of until such disagreement has been resolved. The foregoing notwithstanding, this Warrant or such Warrant Shares may (i) as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 and 144A under the Securities Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 and 144A have been satisfied and (ii) be offered, sold, distributed or otherwise transferred to any Affiliate of the Holder without regard to this Section 7, but only if the Company is in receipt of an opinion of counsel as to the permissibility of such transfer under federal and state securities laws and an investor representation letter from the transferee, in form and substance reasonably satisfactory to the Company. Each certificate representing this Warrant or the Warrant Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent or, if acting as its own transfer agent, the Company may stop transfer on its corporate books, in connection with such restrictions. As used herein, “Affiliate of the Holder” shall mean (x) any owner, shareholder, partner or member of the Holder, and (y) any other Person that directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control (as such terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) with the Holder.

8. Rights as Stockholders; Information. The Holder, as such, shall not be entitled to vote or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of the directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. The foregoing notwithstanding, the Company will transmit to the Holder such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the stockholders.

9. Additional Rights.

9.1 Mergers. In the event that the Company undertakes to (i) sell, lease, exchange, convey or otherwise dispose of all or substantially all of its property or business, or (ii) merge into or consolidate with any other corporation (other than a wholly-owned subsidiary of the Company), or effect any transaction (including a merger or other reorganization) or series of related transactions, in which more than fifty percent (50%) of the voting power of the Company is disposed of, the Company will use its best efforts to provide at least thirty (30) days notice of the terms and conditions of the proposed transaction. The Company shall cooperate with the Holder in consummating the sale of this Warrant in connection with any such transaction.

10. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

11. Notices. Unless otherwise specifically provided herein, all communications under this Warrant shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent by facsimile transmission to the number shown on the books of the Company, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day after delivery to Federal Express or similar overnight courier, or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant. The Holder or the Company may change its address for purposes of this Section 11 by giving the other party written notice of the new address in the manner set forth herein.

12. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder. The Company will, at the time of the exercise or conversion of this Warrant, in whole or in part, upon request of the Holder but at the Company’s expense, acknowledge in writing its continuing obligation to the Holder in respect of any rights to which the Holder shall continue to be entitled after such exercise or conversion in accordance with this Warrant; provided, that the failure of the Holder to make any such request shall not affect the continuing obligation of the Company to the Holder in respect of such rights.

13. Lost Warrants or Stock Certificates. The Company covenants to the Holder that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any loss, theft or destruction, upon receipt of an executed lost securities bond or indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

14. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

15. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts (without regard to principles of conflicts of laws).

16. Remedies. In case any one (1) or more of the covenants and agreements contained in this Warrant shall have been breached, the Holder (in the case of a breach by the Company), or the Company (in the case of a breach by the Holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

17. Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to the foregoing terms and conditions.

18. No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

19. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by the Holder by endorsement by the Holder of the form of assignment attached as Exhibit B hereto. On the surrender for exchange of this Warrant, with the Holder’s endorsement and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company will, at the Holder’s sole cost and expense, including payment by the Holder of any applicable transfer taxes, issue and deliver to or on the order of the Holder thereof a new Warrant or Warrants of like tenor, in the name of the Holder and/or the transferee(s) specified by the Holder (each, a “Transferee”), providing for in the aggregate on the face or faces thereof the number of shares of Common Stock called for on the face or faces of this Warrant so surrendered by the Holder. Notwithstanding the foregoing, no such transfers shall result in any public distribution of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.

CHINA MEDIA NETWORKS INTERNATIONAL, INC.

By:	Brian Lesperance
Its:	President

Dated: [DATE]

EXHIBIT A

NOTICE OF EXERCISE

1. The undersigned hereby elects to purchase              shares of Common Stock of China Media Networks International, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

(Signature)

(Date)

EXHIBIT B

FORM OF ASSIGNMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto                                          the right represented by the within Series CS Warrant No.          to purchase                      shares of Common Stock of China Media Networks International, Inc. to which the within Series CS Warrant No.          relates, and appoints                                          Attorney-in-Fact to transfer such right on the books of China Media Networks International, Inc., with full power of substitution in the premises.

Dated:
(Signature must conform to name of Holder as specified on the face of Warrant)

(Address)